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                                                                 EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of SDL, Inc. of our report dated January 29, 1999, included in the 1998
Annual Report to Stockholders of SDL, Inc.

Our audits also included the financial statement schedule of SDL, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-90848, 33-92200, 333-57683) pertaining to the 1995 Stock Option Plan, 1995 Employee Stock Purchase Plan, 1992 Stock Option Plan and the Amended and Restated 1984 Incentive Stock Option Plan of SDL, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements incorporated here by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of SDL, Inc.


                                               /s/ Ernst & Young LLP
San Jose, California
March 22, 1999